EXHIBIT 10.2

BOWATER INCORPORATED
2004 NON-EMPLOYEE DIRECTOR STOCK UNIT PLAN

1. Purpose. The purpose of the 2004 Non-Employee Director Stock Unit Plan (the “Plan”) is to include equity-based compensation as a component of the compensation of non-employee members of the Board of Directors (the “Board”) of Bowater Incorporated (the “Company”).

2. Effective Date and Term of Plan. The Plan shall be effective as of May 1, 2004 and shall remain in effect until the earlier of (a) the date the Plan is terminated by the Board; or (b) April 30, 2007.

3. Eligibility. Any person who is a non-employee member of the Board shall be eligible to receive an award under the Plan.

4. Administration. The Human Resources and Compensation Committee of the Board (the Committee”) shall administer the Plan except to the extent that the Board elects to exercise the authority of the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to do all things that it may deem necessary or desirable in connection with the administration of the Plan, including without limitation (a) to establish, modify and revoke rules relating to the Plan; (b) to interpret the terms of the Plan, any rules under the Plan and the terms and conditions of any award under the Plan; (c) to approve the form and content of any documentation relating to awards under the Plan or Plan administration; and (d) consistent with the express provisions of the Plan, to approve, establish and amend (subject to the award recipient’s consent except for amendments pursuant to Section 8) the terms governing an award under the Plan. All determinations, interpretations and decisions made by the Committee under or with respect to the Plan shall be final, conclusive and binding on the Company, all Plan participants and any beneficiary of an award. No member of the Committee shall be liable for any action taken in good faith with respect to the Plan.

5. Stock Units Subject to Plan. Up to 60,000 Stock Units may be granted under the Plan. “Stock Unit” shall mean the right to receive payment in cash in an amount equal to the Fair Market Value, as of the vesting date, of one share of the Company’s common stock. “Fair Market Value” shall be defined as set forth in the Company’s 2002 Stock Option Plan.

6. Awards. The Committee shall determine which eligible individuals will receive awards under the Plan, the number of Stock Units granted to each award recipient and the terms and conditions of each award, including but not limited to any vesting or forfeiture conditions. All outstanding awards shall become due and payable upon a Change in Control (as defined in the Company’s 2002 Stock Option Plan).

7. No Dividends or Shareholder Rights. An award of Stock Units shall not entitle a recipient to receive any dividends or any equivalent amounts. An award recipient shall not have any rights as a shareholder on account of receiving an award of Stock Units.

8. Adjustments. In the event of any stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders or any other change affecting the common stock of the Company, the Committee may make such adjustments to the amount payable with respect to a Stock Unit that the Committee, in its sole discretion, may deem appropriate to reflect such change.

9. Transferability. Awards under the Plan may not be sold, assigned, pledged, alienated or otherwise transferred or encumbered except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court of competent jurisdiction.

10. Amendment; Termination. The Committee may amend or terminate the Plan at any time, provided that no such amendment or termination shall affect the terms of any award previously granted under the Plan without the award recipient’s consent.

11. Successors and Assigns. The Plan shall be binding on all successors and permitted assigns of an award recipient or eligible individual, including without limitation any such person’s executor, personal representative, estate, trustee, receiver or trustee in bankruptcy or creditor representative.

12. Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. Unless otherwise determined by the Committee, the rights of any award recipient shall be no greater than the rights of an unsecured creditor of the Company.

13. No Right to Continued Service. Neither the Plan nor any award under the Plan shall be construed to grant any individual any right to continued service with the Company in any capacity.

14. Governing Law. The validity, interpretation and effect of the Plan, any instrument or document created in connection with the Plan and any actions taken with respect or relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without the application of choice of law principles, and applicable U.S. federal law.

     Executed on behalf of the Company as of May 1, 2004 on this 25th day of June, 2004.

BOWATER INCORPORATED

By:	/s/ James T. Wright

James T. Wright
Vice President – Human Resources

BOWATER INCORPORATED
2004 NON-EMPLOYEE DIRECTOR STOCK UNIT PLAN
AWARD AGREEMENT

     This Agreement is made by and between Bowater Incorporated (the “Company”) and ____________________ (the “Participant”) effective as of the Date of Grant set forth below.

     Subject to the terms of the Bowater Incorporated 2004 Non-Employee Director Stock Unit Plan (the “Plan”), which is incorporated herein by reference as part of this Agreement, the Company hereby awards as of the Date of Grant to Participant an award of Stock Units (the “Award”), as described below. Capitalized terms used and not defined or described herein shall have the meanings set forth in the Plan.

     A. Date of Grant:     ____________

     B. Stock Units:         ____________

     C. Payment Date: Participant shall be vested and entitled to payment in cash of the value of the Stock Units upon Participant’s termination of service as a member of the Board of Directors of the Company for any reason, provided that Participant may make an irrevocable election instead to be vested and receive payment with respect to fifty percent (50%) of the Stock Units awarded on April 30, 2005 and the remaining fifty percent (50%) on April 30, 2006 if Participant so indicates below and returns an executed copy of this Agreement to the Company not later than July 31, 2004. Termination of a Participant’s service on the Board shall not affect the Participant’s right to payment under the dual installment payment option.

     ☐ I hereby irrevocably elect to be vested and receive payment with respect to all of the Stock Units awarded hereby, or in the future, upon termination of my service as a member of the Board of Directors of the Company. This election with respect to future awards may be cancelled by written notice of revocation provided by me to the Company, provided that such revocation shall only be effective with respect to awards granted after Company’s receipt of such notice.

     ☐ I hereby irrevocably elect to be vested and receive payment with respect to fifty percent (50%) of the Stock Units awarded on April 30, 2005 and the remaining fifty percent (50%) on April 30, 2006. With respect to any future awards under the Plan that I may receive, I hereby elect to be vested and receive payment with respect to fifty percent (50%) of the award on the April 30th of the calendar year following the calendar year in which the award is granted and the remaining fifty percent (50%) on the April 30th of the second calendar year following the calendar year in which the award is granted. This election with respect to future awards may be cancelled by written notice of revocation provided by me to the Company, provided that such revocation shall only be effective with respect to awards granted after Company’s receipt of such notice.

     The Participant shall forfeit this award and shall not be entitled to any payment hereunder if the Participant materially breaches the Participant’s duties as a Director of the Company or engages in a material violation of applicable securities or corporate law, as determined in good faith in their sole discretion by the other members of the Board of Directors of the Company who are not involved in such breach or violation.

     Executed as of the Date of Grant, set forth above.

BOWATER INCORPORATED	PARTICIPANT

By:

Name:	Name:

Title:

Please return to the Senior Vice President-Human Resources as soon as possible in the enclosed envelope.